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                                                                    Exhibit 10.2
                                 FIFTH AMENDMENT
                        TO CREDIT AND SECURITY AGREEMENT

                  FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT, dated as of January 21, 2004 (the "Amendment"), among FRANK'S NURSERY & CRAFTS, INC., a Delaware corporation ("Borrower"), and KIMCO CAPITAL CORP., as lender ("Lender"):

                              W I T N E S S E T H:

                  WHEREAS, Borrower and Lender are parties to that certain Credit and Security Agreement, dated as of May 20, 2002, (as amended by that certain First Amendment and Waiver to Credit and Security Agreement, dated as of January 23, 2003, that certain Second Amendment to Credit and Security Agreement, dated as of July 7, 2003, that certain Third Amendment to Credit and Security Agreement, dated as of October 30, 2003, and that certain Fourth Amendment to Credit and Security Agreement, dated as of January 16, 2004, and as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"); and

                  WHEREAS, Borrower has requested that Lender commit to extend Revolving Credit Loans which, when added to the Revolving Credit Loans currently outstanding under the Credit Agreement, would exceed the Revolving Credit Commitment by $25,000,000;

                  WHEREAS, in consideration of the foregoing, Borrower has agreed to grant to Lender valid, binding, perfected and enforceable liens and security interests in the Supplemental Collateral (as defined herein); and

                  WHEREAS, the parties have agreed, subject to and upon the terms and conditions set forth herein, to amend the Credit Agreement as set forth herein in order to provide for such additional Revolving Credit Loans and for such liens and security interests;

                  NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Credit Agreement, as amended hereby.

                  2. Amendments to Credit Agreement. The Credit Agreement is, effective as of the Fifth Amendment Effective Date, hereby amended as follows:

         (i) Section 1.2(c) is hereby amended and restated in its entirety as follows:


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         "(c) The Lender agrees upon the terms and subject to the conditions herein set forth, to make available to Borrower, commencing on the Fifth Amendment Effective Date and ending on the Overline Credit Termination Date, Revolving Credit Loans (each an "Overline Revolving Credit Loan" and collectively, the "Overline Revolving Credit Loans") in an aggregate amount not to exceed $25,000,000. Subject to the foregoing and within the foregoing limits, Borrower may borrow, repay (and subject to the provisions of Sections 1.8 and 1.9 of the Credit Agreement, prepay) and reborrow Overline Revolving Credit Loans from time to time prior to the Overline Credit Termination Date, subject to the terms, provisions and limitations set forth herein. The Overline Revolving Credit Loans shall be made without regard to whether, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans outstanding at such time exceeds the Revolving Credit Commitment; provided, however, that the Revolving Credit Loans outstanding after giving effect to an Overline Revolving Credit Loan shall in no event exceed the Revolving Credit Commitment by more than $25,000,000 and shall in no event exceed the Revolving Credit Commitment by more than $22,000,000 unless (i) such excess is required by the Borrower's Financing Projections, and (ii) either (A) Lender shall have received, as partial prepayment of the then outstanding Obligations, Huntington Sale Proceeds in an aggregate amount of not less than $4,850,000, or (B) Lender shall have received, as partial prepayment of the then outstanding Obligations, Huntington Sale Proceeds in an aggregate amount of less than $4,850,000, in which case Borrower's commitment to make Overline Revolving Credit Loans shall be reduced by the difference between $4,850,000 and the Huntington Sale Proceeds actually received by Lender. Notwithstanding anything in this Agreement to the contrary (including, without limitation, the provisions of Section 1.4(c)), upon the occurrence of the Overline Credit Termination Date, all Overline Revolving Credit Loans outstanding at such time shall immediately become due and payable and Borrower shall permanently repay all such Overline Revolving Credit Loans as of such date, together with all accrued and unpaid interest due on such Loans, and the commitment of Lender to provide Overline Revolving Credit Loans pursuant to this Section 1.2(c) shall permanently terminate. All Overline Revolving Credit Loans shall constitute Revolving Credit Loans as such term is used in this Credit Agreement, and the Overline Revolving Credit Loans and all amounts due in connection therewith (including, without limitation, interest thereon) shall constitute Obligations under this Credit Agreement and shall be secured by the Collateral and the Non-Realty Collateral to the same extent as all other Obligations hereunder.";

         (ii) Section 1.9(a) is hereby amended and restated in its entirety as follows:


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         "(a) If at any time the sum of the aggregate principal amount of all
         Revolving Credit Loans outstanding shall exceed the Revolving Credit Commitment by more than the amount of the Overline Revolving Credit Loans permitted under section 1.2(c) at such time, Borrower will immediately prepay such Revolving Credit Loans to the extent necessary to eliminate such excess.";

         (iii) Section 1.14 is hereby amended and restated in its entirety as follows:

         The Loans shall be used to finance Borrower's obligations under the Plan of Reorganization, to pay Fees and other expenses incurred in connection with this Credit Agreement and for general corporate purposes in accordance with the provisions of this Credit Agreement; provided, that the Overline Revolving Credit Loans may only be used to fund expenditures in accordance with the Financing Projections.

         (iv) Section 7.1(a)(i) is hereby amended and restated in its entirety as follows:

         "(i) if to Lender:
         KIMCO CAPITAL CORP.
         c/o Kimco Realty Corporation
         3333 New Hyde Park Drive
         New Hyde Park, NY   11042
         Attn:  Mr. Ray Edwards

         With a courtesy copy to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, NY   10019
         Attn:  Scott K. Charles
         Facsimile No.:  (212) 403-1109
         E-mail:  skcharles@wlrk.com"

         (v) Section 8.1(a) is hereby amended by inserting the following language prior to the period at the end thereof:

         "and (iii) from and after the Fifth Amendment Effective Date, a security interest in the Supplemental Collateral and the proceeds thereof".

         (vi) Section 9 is hereby amended by (a) inserting the following new definitions in appropriate alphabetical order:

         ""Fifth Amendment" shall mean that certain Fifth
         Amendment to Credit and Security Agreement, dated as of


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         January 21, 2004, among the Borrower and the Lender
         and the Borrower."

         ""Fifth Amendment Effective Date" shall have the meaning given to such term in the Fifth Amendment."

         ""Financing Projections" shall mean financing projections prepared by the Borrower with the assistance of Abacus Advisors, LLC, and acceptable to the Lender in its sole discretion, as the same may be amended from time to time with the prior approval of the Lender in its sole discretion."

         ""Huntington Sale Proceeds" shall mean the gross sale price of the real property located at 1081 East Jericho Turnpike, Huntington, NY, less the sum of (a) all obligations of the Borrower secured by a senior, valid, binding, enforceable and perfected mortgage on such real property, and (b) all fees owing from Borrower to any real estate broker on account of such sale, together with all other customary closing adjustments to such gross sale price actually paid by Borrower (but excluding Borrower's attorney fees)."

         ""Non-Realty Collateral" shall mean the Inventory
         Collateral and the Supplemental Collateral collectively."

         ""Supplemental Collateral" shall mean all of the personal property of the Borrower other than the Inventory Collateral, including without limitation all accounts, all general intangibles (including, without limitation, all intellectual property), all goods (excepting the Inventory Collateral and including, without limitation, equipment and fixtures), all chattel paper (including, without limitation, all tangible and electronic chattel paper), all instruments (including, without limitation, all promissory notes), all documents, all deposit accounts, all letters of credit and banker's acceptances (and all similar instruments), all letter-of-credit rights, all supporting obligations, all present and future rights and remedies in respect of accounts and other collateral hereunder, all investment property (including, without limitation, securities, whether or not certificated, securities accounts, commodity contracts or commodity accounts), all monies, all commercial tort claims, all records, and all products and proceeds of the foregoing; it being understood that terms of art used in this



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         definition of Supplemental Collateral shall have
         the meanings ascribed to them in the UCC."

         and

(b) amending and restating the definition of "Overline Credit Termination Date" in its entirety so as to read as follows:

         ""Overline Credit Termination Date" shall mean the earlier to occur of (x) May 20, 2005 and (y) the date on which the Revolving Credit Commitment shall terminate in accordance with Section 1.7 or Article 6 hereof."

         (vii) Subject to the following sentence, from and after the Fifth Amendment Effective Date, each and every reference in the Credit Agreement (as in effect prior to the Fifth Amendment Effective Date) to "Inventory Collateral" shall be deleted and replaced with the phrase "Non-Realty Collateral." The following references in the Credit Agreement to "Inventory Collateral" shall remain unamended following the Fifth Amendment Effective Date:

                  a) all references to "Inventory Collateral" in section 4.16 of the Credit Agreement (including the heading thereto); and

                  b) all references to "Inventory Collateral" in section 8.1(a) of the Credit Agreement.

         (viii) Subject to the following sentence, from and after the Fifth Amendment Effective Date, each and every reference in the Credit Agreement (as in effect prior to the Fifth Amendment Effective Date) to the phrase "from and after the First Amendment Effective Date" shall be deleted and replaced with the phrase "from and after the First Amendment Effective Date or the Fifth Amendment Effective Date, as applicable." The following references in the Credit Agreement to the phrase "from and after the First Amendment Effective Date" shall remain unamended following the Fifth Amendment Effective Date:

                  a) all references to the phrase "from and after the First Amendment Effective Date" in section 4.16 of the Credit Agreement; and

                  b) all references to the phrase "from and after the First Amendment Effective Date" in section 8.1(a) of the Credit Agreement.

                  3. Further Security Interests; Further Assurances. In consideration for the Overline Revolving Credit Loans and the other consideration provided for in this Amendment, as security for the due and punctual payment of the Obligations (including the Overline Revolving Credit Loans provided for in this Amendment and including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of Borrower, whether or not post filing interest is allowed in such proceeding):


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         (i) Borrower hereby grants, mortgages, pledges, assigns, transfers, sets over, conveys and delivers to Lender, from and after the Fifth Amendment Effective Date, a lien and security interest in the Supplemental Collateral and the proceeds thereof;

         (ii) Borrower hereby agrees to grant, mortgage, pledge, assign, transfer, set over, convey and deliver to Lender, promptly upon the request of Lender, a security interest in and lien upon all right, title and interest of the Borrower in any all real property, owned or leased, in which Borrower may at any time hereafter acquire or have an interest; and

         (iii) Borrower agrees that at any time and from time to time, at Borrower's expense, Borrower will promptly execute and deliver all further instruments and documents, and take all further action that Lender may reasonably request, in order to perfect and protect the security interests granted in respect of the Obligations or to enable Lender to exercise and enforce its rights, powers and remedies with respect to the Collateral, the Inventory Collateral, the Supplemental Collateral and any other collateral that may secure the Obligations in the future.

                  4. Representations and Warranties. Borrower represents and warrants to, and agrees with, Lender that:

         (i) Borrower has the corporate power and authority to (x) execute, deliver and perform, as applicable, its obligations under this Amendment and any other documents contemplated hereby or thereby to which it is or will be a party and (y) grant to Lender a lien and security interest in the Supplemental Collateral;

         (ii) the execution, delivery and performance of this Amendment, the grant to Lender of the liens and security interest in the Supplemental Collateral as contemplated by this Amendment and the other Fundamental Documents (as amended) to which it is or will be a party (a) have been duly authorized by all necessary corporate action on the part of Borrower, (b) will not constitute a violation of any provision of any Applicable Law or any order of any Governmental Authority applicable to Borrower or any of its properties or assets, (c) will not violate any provision of the Certificate of Incorporation, By-Laws, or any other organizational document of, or other similar instrument to which Borrower is a party or by which Borrower or any of its properties or assets are bound or to which Borrower is subject, (d) upon amendment of the Intercreditor Agreement, will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any indenture, agreement, bond, note, mortgage, deed of trust, or other instrument to which Borrower is a party or by which Borrower or any of its properties or assets are bound or to which Borrower is subject and
(e) will not result in the creation or imposition of (or the obligation to create or impose) any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than pursuant to the Credit Agreement (as amended) or the other Fundamental Documents (as amended);

         (iii) upon its execution and delivery by Borrower, this Amendment and each Fundamental Document amended pursuant hereto shall constitute or continue to


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constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity, irrespective of whether such enforceability is considered in a proceeding at law or in equity;

         (iv) Borrower has good and marketable title to the Supplemental Collateral and such property is free and clear of Liens, except Permitted Liens (as defined in the Credit Agreement, as amended hereby);

         (v) as of the Fifth Amendment Effective Date, there are no outstanding Defaults or Events of Default under the Credit Agreement;

         (vi) Borrower is not in violation of any Applicable Law (including, without limitation, any Environmental Law) or any restrictions of record or agreements affecting the Collateral, the Inventory Collateral or the Supplemental Collateral, except for violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect;

         (vii) The Overline Revolving Credit Loans and all obligations related thereto constitute Obligations under the Credit Agreement and the other Fundamental Documents, including, without limitation, the Security Documents; and

         (vi) All representations and warranties set forth in the Credit Agreement and the other Fundamental Documents, including as set forth in Article 2 of the Credit Agreement, are true and correct in all material respects on and as of the Fifth Amendment Effective Date with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  5. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Fifth Amendment Effective Date") upon which Lender notifies Borrower that it is satisfied that each of the following conditions have been met:

                  (i) Lender shall have received an executed counterpart of this Amendment bearing the signature of Borrower;

                  (ii) Borrower shall have delivered to Lender the Financing Projections;

                  (iii) Borrower shall have delivered to Lender such other documents and information as Lender may reasonably request, including, without limitation, Security Documents relating to the Supplemental Collateral provided for herein (including, without limitation, such UCC amendments and UCC financing statements as requested by Lender which, when filed, will modify or supplement the UCC financing statements previously filed pursuant to the Credit Agreement and create in favor of Lender a perfected lien and security interest in the Supplemental Collateral);


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                  (iv) Lender's counsel shall be satisfied that either (a) the execution of this Amendment and incurrence of by Borrower of the Overline Revolving Credit Loans and other Obligations hereunder in no way constitutes an event of default or an event which with the giving of notice or the passage of time, or both, would constitute an event of default under the Congress Credit Agreement or any other agreement, instrument or document executed in connection with the Working Capital Facility, or (b) Congress shall have waived any such event;

                  (v) Borrower and Congress shall have executed waivers (and/or amendments), in form and substance acceptable to Lender's counsel, in respect of (and/or relating to) all presently existing and all reasonably foreseeable defaults under the Working Capital Facility;

                  (vi) Lender, Congress and Borrower shall have entered into an amendment to the Intercreditor Agreement in form and substance substantially similar to Exhibit A hereto;

                  (vii) Borrower shall have paid to Lender the Overline Commitment Fee (as defined below);

                  (viii) Lender shall have received the written opinion of a) Honigman Miller Schwartz and Cohn, LLP, counsel to Borrower, dated the Fifth Amendment Effective Date and addressed to Lender with respect to such matters relating to this Amendment as may be requested by Lender and its counsel, which opinion shall be in form and substance satisfactory to Lender and its counsel, and b) Borrower's in-house counsel, dated the Fifth Amendment Effective Date and addressed to Lender with respect to such matters relating to this Amendment, the Credit Agreement and the Fundamental Documents as may be requested by Lender and its counsel, which opinion shall be in form and substance satisfactory to Lender and its counsel;

                  (ix) The Lender shall have received reimbursement or other payment of all reasonable legal fees and expenses of Lender (including, without limitation, the fees and disbursements of Wachtell, Lipton, Rosen & Katz), incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents to be delivered in connection herewith, it being understood and agreed that the obligations of Borrower set forth in Section 7.4 of the Credit Agreement shall extend to the negotiation, preparation, execution and delivery of this Amendment and all other documents to be delivered herewith;

                  (x) The representations and warranties set forth herein and in
         Article 2 of the Credit Agreement and in any other Fundamental Documents then in existence shall be true and correct in all material respects, and no Default or Event of Default shall have occurred and be continuing;

                  (xi) Lender shall have received a closing certificate signed by an Authorized Officer of Borrower, substantially in the form of Exhibit B hereto;


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                  (xii) Lender shall have received a certificate of the
         appropriate official of the state of organization of Borrower certifying as to the subsistence in good standing of, and the payment of taxes by, the Borrower;

                  (xiii) Lender shall have received (A) copies of the articles of incorporation and bylaws of Borrower, the former certified as of a recent date by the appropriate governmental official, (B) signature and incumbency certificates of the officers of the Borrower executing this Amendment and any other documents signed by a representative of Borrower and delivered herewith; (C) resolutions of the board of directors of Borrower approving and authorizing the execution, delivery and performance of the Credit Agreement, as amended hereby, certified as of the Fifth Amendment Effective Date by Borrower's secretary or assistant secretary as being in full force and effect without modification or amendment; and

                  (x) Borrower shall have executed and delivered to Lender's counsel one or more amendments to the Mortgages as requested by Lender, which amendments shall be in form and substance consistent with the terms of this Amendment and satisfactory to Lender, and such other documents, agreements and instruments as may be required by Lender.

                  6. Commitment Fee. Borrower hereby agrees that it shall pay to Lender, on or prior to the Fifth Amendment Effective Date, a commitment fee equal to 2.0% of the maximum aggregate amount of the Overline Revolving Credit Loans (the "Overline Commitment Fee"). Such fee shall be non-refundable and shall be fully earned upon the Fifth Amendment Effective Date.

                  7. Limitations. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which Lender may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                  8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A facsimile signature shall serve as the functional equivalent of a manual executed signature for all purposes.

                  9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.


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                            [SIGNATURE PAGE FOLLOWS]



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                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Amendment to Credit and Security Agreement to be duly executed as of the day and the year first written.


                                  BORROWER:

                                  FRANK'S NURSERY & CRAFTS, INC.


                                  By:   /s/ Michael D. McBride
                                      --------------------------------------
                                  Name: Michael D. McBride
                                  Title: Vice President Legal and Secretary

                                  LENDER:

                                  KIMCO CAPITAL CORP.


                                  By:   /s/ Raymond Edwards
                                      --------------------------------------
                                  Name: Raymond Edwards
                                  Title: